Exhibit 10.4

SALES AGREEMENT

between

HPT TA PROPERTIES TRUST,

as Purchaser,

and

TA OPERATING LLC,

as Seller

JUNE 16, 2015

SALES AGREEMENT

THIS SALES AGREEMENT is made and entered into as of June 16, 2015 (the “Effective Date”) between HPT TA Properties Trust, a Maryland real estate investment trust, together with any of its successors and assigns as expressly permitted hereunder, as purchaser (“Purchaser”), and TA Operating LLC, a Delaware limited liability company, as seller (“Seller”).

PRELIMINARY STATEMENTS

Purchaser and Seller are parties, among others, to that certain Transaction Agreement, dated as of June 1, 2015 (the “Transaction Agreement”), pursuant to which Seller agreed to sell and Purchaser agreed to purchase the Property (this and other capitalized terms used and not otherwise defined herein shall have the meaning given such terms in Article 1), subject to and in accordance with the terms and conditions in the Transaction Agreement and as hereinafter set forth.

NOW, THEREFORE, it is agreed:

ARTICLE 1
DEFINITIONS

1.1                            Capitalized Terms.  Capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below and such definitions shall apply equally to the singular and plural forms of such terms.

“Agreement”:  this Sales Agreement, together with all exhibits attached hereto.

“Closing”:  the closing and consummation of the purchase and sale transaction contemplated by this Agreement.

“Improvements”:  collectively, all buildings, structures and other improvements of every kind including, but not limited to, underground storage tanks, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures situated upon the Land.

“Intangible Property”:  collectively, all transferable or assignable permits, certificates of occupancy, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character related to the ownership, and not the operation, of the Land and Improvements, but only to the extent the foregoing is assignable without cost to Seller.

“Internal Revenue Code”:  the Internal Revenue Code of 1986, as amended and in effect from time to time, and including the applicable Treasury Regulations thereunder.

“Land”:  collectively, all of Seller’s right, title and interest in and to the parcel or parcels of land described in Exhibit A together with all easements and appurtenances related thereto.

“Permitted Encumbrances”:  collectively, applicable zoning, subdivision, building and other land use laws and regulations; liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent; all matters shown on or referenced in the Title Commitment which are reasonably acceptable to Purchaser; and all matters shown on the Survey which are reasonably acceptable to Purchaser.

“Property”:  collectively, all of Seller’s right title and interest in and to the Real Property and/or the Intangible Property.

“Purchase Price”:  Seventeen Million Four Hundred Fifty-Five Thousand Four Hundred Ninety-Five and No/100 Dollars ($17,455,495.00).

“Purchaser”:  the meaning given such term in the preamble of this Agreement.

“Real Property”:  collectively, the Land and the Improvements.

“Seller”:  the meaning given such term in the preamble of this Agreement.

“Survey”:  the ALTA/ACSM land title survey of the Real Property coordinated by Commercial Due Diligence Services and dated June 21, 2012.

“Title Commitment”:  the title commitment for the Real Property issued by the Title Company and dated March 31, 2015.

“Title Company”:  First American Title Insurance Company.

ARTICLE 2
PURCHASE AND SALE; CLOSING

2.1                            Purchase and Sale.  In consideration of the payment of the Purchase Price by Purchaser to Seller as herein provided and for other good and valuable consideration, Seller shall sell the Property to Purchaser, and Purchaser shall purchase the Property from Seller, subject to and in accordance with the terms and conditions of this Agreement.

2.2                            Closing.  The purchase and sale of the Property shall be consummated contemporaneously with the execution of this Agreement.

2.3                            Purchase Price.  The purchase price to be paid by Purchaser to Seller for the Property shall be the Purchase Price.

2.4                            IRS Real Estate Sales Reporting.  Seller shall act as “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Section 6045(e) of the Internal Revenue Code and shall prepare and file all informational returns, including IRS Form 1099-S, and shall otherwise comply with the provisions of Section 6045(e) of the Internal Revenue Code.

ARTICLE 3
CLOSING OBLIGATIONS

3.1                            Seller’s Closing Obligations.  On the Effective Date, Seller shall deliver to Purchaser:

(i)                      A good and sufficient deed with covenants against grantor’s acts, or its local equivalent, in proper statutory form for recording, duly executed and acknowledged by Seller, conveying good and marketable fee simple title to the Real Property, free from all liens and encumbrances other than the Permitted Encumbrances;

(ii)                  A certificate of non-foreign status, pursuant to Section 1445 of the Internal Revenue Code, substantially in the form of Exhibit B, duly executed by TravelCenters of America LLC;

(iii)              An executed counterpart amendment of the Amended and Restated TA Lease as contemplated by the Transaction Agreement; and

(iv)              Such other conveyance documents, certificates, deeds, affidavits and other instruments as Purchaser, Seller or the Title Company may reasonably require to carry out the transactions contemplated by this Agreement and as are customary in like transactions in the area in which the Real Property is located.

3.2                            Assignment and Assumption of Intangible Property and Indemnity.  Seller hereby assigns to Purchaser all of Seller’s right, title and interest in and to the Intangible Property to the extent first arising from and after the Effective Date.  Purchaser hereby assumes all of Seller’s obligations with respect to the Intangible Property to the extent first arising from and after the Effective Date.  Purchaser hereby agrees to perform all of Seller’s obligations with respect to the Intangible Property to the extent first arising from and after the Effective Date.  In each case, subject to any lease or other agreement between Seller and Purchaser that may otherwise allocate responsibilities, Purchaser shall indemnify, defend and hold harmless Seller from and against any and all losses, costs, damages, demands, expenses, fees, fines, including reasonable attorneys’ fees (“Losses”) arising from the Intangible Property to the extent first arising from and after the Effective Date and Seller shall indemnify, defend and hold harmless Purchaser from and against any and all Losses arising from the Intangible Property to the extent first arising prior to the Effective Date.

3.3                            Purchaser’s Closing Obligation.  On the Effective Date, Purchaser shall pay the Purchase Price to Seller by wire transfer of immediately available funds as instructed by Seller and shall deliver an executed counterpart amendment of the Amended and Restated TA Lease as contemplated by the Transaction Agreement.

ARTICLE 4
PRORATIONS

4.1                            Proration Items.  Inasmuch as Seller will be leasing the Property from Purchaser on and after the Effective Date, all customary and usual prorations, including for ad valorem real estate taxes, personal property taxes, assessments or special assessments, water, gas, electric or other utilities, shall be made for the account of Seller as seller under this Agreement or as the tenant under the lease being entered into by Seller and Purchaser.

4.2                            Survival.  The obligations of the parties under this Article 4 shall survive the Closing.

ARTICLE 5
MISCELLANEOUS

5.1                            Like-Kind Exchange.  Seller may elect to effectuate the transaction contemplated by this Agreement as part of a forward like-kind exchange in accordance with Section 1031 of the Internal Revenue Code.  In furtherance of the foregoing and notwithstanding anything contained in this Agreement to the contrary, Seller may assign its rights under this Agreement to a “qualified intermediary” in order to facilitate a forward like kind exchange under Section 1031 of the Internal Revenue Code, and Purchaser agrees to execute an instrument acknowledging and consenting to the same; provided, however, such assignment shall not relieve Seller of any of its obligations hereunder.

5.2                            Governing Law.  This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts.

5.3                            Severability.  If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

5.4                            No Third Party Beneficiaries.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.  This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

5.5                            Entire Agreement.  This Agreement and the Transaction Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

5.6                            Merger.  Except with respect to the any obligation expressly stated to survive the Closing, none of the terms or provisions of this Agreement shall survive the Closing, and the payment of the Purchase Price and delivery of the deed and other closing documents at the

Closing shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Seller and/or Purchaser to be performed hereunder.

5.7       Counterparts.  This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any such counterparts or signatures may be delivered by facsimile or e-mail (in .pdf format), and any counterparts or signatures so delivered shall be deemed an original counterpart or signature for all purposes related to this Agreement.

5.8       Section and Other Headings.  The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

5.9       Time of Essence.  Time shall be of the essence with respect to the performance of each and every covenant and obligation, and the giving of all notices, under this Agreement.

5.10     STATEMENT OF LIMITED LIABILITY.  THE DECLARATION OF TRUST ESTABLISHING PURCHASER, DATED NOVEMBER 29, 2006, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF PURCHASER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, PURCHASER.  ALL PERSONS DEALING WITH PURCHASER IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF PURCHASER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

5.11                    Survival.  The provisions of this Article 5 shall survive the Closing.

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IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed as a sealed instrument as of the date first above written.

PURCHASER:

HPT TA PROPERTIES TRUST,
a Maryland real estate investment trust

By:	/s/ John G. Murray
John G. Murray
President

SELLER:

TA OPERATING LLC,
a Delaware limited liability company

By:	/s/ Mark R. Young
Mark R. Young
Executive Vice President

[Signature Page: Sales Agreement – Battle Creek, Michigan]

EXHIBIT A Legal Description  Real property in the Township of Emmett, County of Calhoun, State of Michigan, described as follows: Parcel I: Parcel of land situated in Emmett Township, Calhoun County, Michigan, all that part of the following described premises lying North of the Northerly Right-of-Way of Highway I-94: Beginning 330 feet South of the Northwest corner of Section 13, Town 2 South, Range 7 West; thence East 505.75 feet; thence South to U.S. Highway #12, formerly Territorial Road and now known as Michigan Avenue; thence Northwesterly on said Highway to the West line of Section 13; thence North to the Place of Beginning. Excepting: Part of the Northwest 1/4 of Section 13, Town 2 South, Range 7 West, Emmett Township, Calhoun County, Michigan, described as: Commencing at the Northwest corner of said Section 13; thence South 00 degrees 09 minutes 47 seconds East 330.00 feet along the West line of said Section 13; thence South 89 degrees 26 minutes 17 seconds East, 505.75 feet; thence South 00 degrees 09 minutes 47 seconds East, 914.10 feet to the Point of Beginning; thence North 89 degrees 19 minutes 40 seconds West, 49.88 feet; thence South 59 degrees 50 minutes 13 seconds West, 62.49 feet; thence South 34 degrees 37 minutes 09 seconds West, 13.42 feet; thence South 60 degrees 09 minutes 47 seconds East, 74.65 feet; thence North 89 degrees 50 minutes 13 seconds East, 47.00 feet; thence North 00 degrees 09 minutes 47 seconds West, 78.86 feet to the Point of Beginning. Parcel II: Also, beginning at the Northwest corner of Section 13, Town 2 South, Range 7 West; running thence East 505.56 feet; thence South 330 feet; thence West 505.56 feet; thence North 330 feet to the Place of Beginning, Township of Emmett, Calhoun County, Michigan.

A-1

EXHIBIT B

Form of FIRPTA Certificate

(See attached)

B-1

FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. federal income tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by TravelCenters of America LLC, a Delaware limited liability company  (“Transferor”), pursuant to the Sales Agreement, dated as of June __, 2015, between TA Operating LLC and HPT TA Properties Trust (“Transferee”), Transferee the following:

1.            Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and income tax regulations thereunder);

2.            Transferor is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii);

3.            TA Operating LLC, which has legal title to one or more transferred U.S. real property interests under local law, is disregarded as an entity separate from Transferor for U.S. federal income tax purposes;

4.            Transferor’s U.S. employer identification number is 20-5701514; and

5.            Transferor’s office address is 24601 Center Ridge Road, Westlake, OH 44145.

The undersigned and Transferor understand that this certificate may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

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Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have the authority to sign this document on behalf of Transferor.

TravelCenters of America LLC,
a Delaware limited liability company

By:
Name:
Title:

Date:  June __, 2015